UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 9, 2018

LUBY'S, INC.
(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-8308 (Commission File Number)	74-1335253 (I.R.S. Employer Identification No.)

13111 Northwest Freeway, Suite 600 Houston, Texas (Address of principal executive offices)	77040 (Zip Code)

Registrant’s telephone number, including area code: (713) 329-6800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.     Submission of Matters to a Vote of Security Holders.

At the 2018 Annual Meeting, the proposals submitted to the Company’s shareholders, and the number of votes cast for or against, as well as the number of abstentions and broker non-votes as to such matters, were as stated below. For more information about any of the proposals below please see the Proxy Statement.

The following nominees for directors were elected to serve one-year terms expiring at the 2019 annual meeting of shareholders:

Nominee	For	Against	Abstentions	Broker Non-votes
Gerald W. Bodzy	19,100,028	1,078,333	2,833,376	4,336,478
Judith Craven, M.D., M.P.H.	19,099,399	1,120,750	2,791,588	4,336,478
Jill Griffin	19,112,801	1,107,036	2,791,900	4,336,478
Frank Markantonis	18,916,054	1,300,802	2,794,881	4,336,478
Joe McKinney	19,073,212	1,106,168	2,832,357	4,336,478
Gasper Mir, III	19,071,526	1,107,438	2,832,773	4,336,478
Christopher J. Pappas	19,066,307	1,159,655	2,785,775	4,336,478
Harris J. Pappas	19,053,990	1,171,547	2,786,200	4,336,478
Peter Tropoli	19,051,614	1,125,112	2,835,011	4,336,478

The appointment of Grant Thornton LLP as independent public accounting firm for the Company for the 2018 fiscal year was ratified:

For	Against	Abstentions	Broker Non-votes
24,207,093	337,688	2,803,434	—

The advisory vote on the compensation of the Company’s named Executive Officers was approved:

For	Against	Abstentions	Broker Non-votes
16,619,438	3,327,808	3,064,491	4,336,478

 The advisory vote on the frequency of future advisory votes on the compensation of the Company’s named Executive Officers was as follows:

1 Year	2 Years	3 Years	Abstentions	Broker Non-votes
11,662,759	11,833	7,333,480	4,003,665	4,336,478

     The approval of the Amendment No. 1 to Second Amended and Restated Nonemployee Director Stock Plan was approved:

For	Against	Abstentions	Broker Non-votes
16,751,865	3,465,966	2,793,906	4,336,478

The shareholder proposal regarding disclosure of risks related to animal welfare was not approved:

For	Against	Abstentions	Broker Non-votes
1,609,712	15,529,151	5,872,874	4,336,478

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2018		LUBY'S, INC.

	By:	/s/ Christopher J. Pappas
Christopher J. Pappas
President and Chief Executive Officer